UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2021, Summit Hotel OP, LP (the “Operating Partnership”), the operating partnership of Summit Hotel Properties, Inc. (the “Company”), and Summit Hospitality JV, LP, the Company’s joint venture with GIC, Singapore’s sovereign wealth fund (the “Joint Venture”), entered into a Contribution and Purchase Agreement (the “Contribution and Purchase Agreement”) with NewcrestImage Holdings, LLC, a Delaware limited liability company, and NewcrestImage Holdings II, LLC, a Delaware limited liability company (together, “NewcrestImage”), to purchase a portfolio of 27 hotel properties, containing an aggregate of 3,709 guestrooms, and two parking structures, containing 1,002 spaces (such hotels and parking structures, the “Portfolio”), and various financial incentives for an aggregate purchase price of $822.0 million, which is to be paid at closing in the form of 15,864,674 common units of limited partnership of the Operating Partnership (“Common Units”), 2,000,000 preferred units of limited partnership of the Operating Partnership newly designated as 5.25% Series Z Cumulative Perpetual Preferred Units (Liquidation Preference $25 Per Unit) (“Preferred Units”), $410.0 million cash proceeds from a term loan to be entered into by subsidiaries of the Joint Venture, the assumption by subsidiaries of the Joint Venture of approximately $6.6 million in PACE loan debt and approximately $195.0 million cash to be contributed by GIC, as a limited partner in the Joint Venture.

Pursuant to the Contribution and Purchase Agreement, the Joint Venture shall cause one of its subsidiaries to deposit with the agreed escrow agent $6.0 million cash on or before November 4, 2021 and another $6.0 million cash on or before the expiration date of the due diligence period, which is January 6, 2022. Such deposit shall be credited toward the purchase price at the Closing, but shall be returned to the Company if the Closing does not occur due to certain closing conditions not being met. The transactions contemplated by the Contribution and Purchase Agreement are expected to be consummated in the first quarter of 2022, subject to customary closing conditions for acquisitions of this type (the “Closing”).

Portfolio Asset Listing

PROPERTY NAME	MSA	STATE	KEYS / SPACES	YEAR BUILT
AC Hotel by Marriott Houston Downtown	Houston	TX	195	2019
AC Hotel by Marriott Oklahoma City Bricktown	Oklahoma City	OK	142	2017
AC Hotel by Marriott Dallas Downtown	Dallas	TX	128	2017
Residence Inn by Marriott Dallas Downtown	Dallas	TX	121	2017
AC Hotel by Marriott Frisco Station	Dallas	TX	150	2019
Residence Inn by Marriott Frisco Station	Dallas	TX	150	2019
Canopy by Hilton Frisco Station	Dallas	TX	150	2020
Canopy by Hilton New Orleans (1)	New Orleans	LA	176	2021
Courtyard by Marriott Amarillo Downtown	Amarillo	TX	107	2010
Courtyard by Marriott Grapevine	Dallas	TX	181	2013
TownePlace Suites by Marriott Grapevine	Dallas	TX	120	2013
Embassy Suites by Hilton Amarillo Downtown	Amarillo	TX	226	2017
Hampton Inn & Suites by Hilton Dallas Downtown	Dallas	TX	176	2016
Hilton Garden Inn by Hilton College Station	Bryan-College Stn	TX	119	2013
Hilton Garden Inn by Hilton Longview	Longview	TX	122	2015
Hilton Garden Inn by Hilton Grapevine	Dallas	TX	152	2021
Holiday Inn Express & Suites Grapevine	Dallas	TX	95	2000
Holiday Inn Express & Suites Oklahoma City Bricktown	Oklahoma City	OK	124	2015
Homewood Suites by Hilton Midland	Midland-Odessa	TX	118	2014
Hyatt Place Dallas Grapevine	Dallas	TX	125	2000
Hyatt Place Dallas Plano	Dallas	TX	127	1998
Hyatt Place Lubbock	Lubbock	TX	125	2016
Hyatt Place Oklahoma City Bricktown	Oklahoma City	OK	134	2018
Residence Inn by Marriott Tyler	Tyler	TX	119	2014
SpringHill Suites by Marriott Dallas Downtown	Dallas	TX	148	1997
SpringHill Suites by Marriott New Orleans	New Orleans	LA	74	2018
TownePlace Suites by Marriott New Orleans	New Orleans	LA	105	2018
Total Hotel Portfolio			3,709

Dallas Parking Structure	Dallas	TX	335	2019
Frisco Parking Structure	Dallas	TX	667	2019
Total Parking			1,002

Total NCI Portfolio			3,709 / 1,002

(1)	Canopy by Hilton New Orleans is still under construction and expected to open in late Q4 2021 or early Q1 2022.

The Company has further agreed with NewcrestImage to negotiate and enter into, at the Closing, a director nomination agreement, a registration rights agreement and a tax protection agreement. Pursuant to the expected director nomination agreement, for so long as NewcrestImage or its affiliates own at least 10% of the total number of outstanding a) shares of the Company's common stock plus b) Common Units, NewcrestImage will have the right to designate one individual as a nominee for election to the Company’s Board of Directors at each meeting of the stockholders of the Company at which all directors are to be elected. Pursuant to the expected registration rights agreement, the Company will agree to file with the United States Securities and Exchange Commission, within six months following the Closing, a resale shelf registration statement on Form S-3 to register the resale of any shares of common stock that may be issued upon redemption of the Common Units issued at the Closing. The Contribution and Purchase Agreement provides that NewcrestImage may exercise its redemption right with respect to 991,542 of the Common Units to be issued to NewcrestImage at the Closing immediately following the date the resale shelf registration statement becomes effective and with respect to the balance of such Common Units at any time after six months following the Closing. Pursuant to the expected tax protection agreement, the Company will agree, for a period of up to ten years following the Closing, to indemnify NewcrestImage for certain tax liabilities resulting from the sale, exchange, transfer or other disposition of a property contributed by NewcrestImage.

Upon their issuance at the Closing, the Preferred Units will rank on a parity with the Operating Partnership’s Series E and Series F Preferred Units and holders will receive quarterly distributions at a rate of 5.25% per year. From issuance until the tenth anniversary of their issuance, or in connection with a change of control of the Company, the Preferred Units will be redeemable at the holder's request at any time, or in connection with a change of control of the Company, for, at the Company’s election, cash or shares of the Company’s 5.25% Series Z Cumulative Perpetual Preferred Stock (which will be designated and authorized upon issuance of the Preferred Units) on a one-for-one basis. After the fifth anniversary of their issuance, the Company may redeem the Preferred Units for cash. For a 90-day period immediately following both the tenth and the eleventh anniversaries of their issuance, the Preferred Units will be redeemable at the holder's request for cash.

This description of the Contribution and Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Contribution and Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and hereby incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On November 3, 2021, the Company issued a press release announcing the entry into the Contribution and Purchase Agreement described under Item 1.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s current expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. These statements relate to, among other things, the Company’s pending acquisition of hotel properties and garages from NewcrestImage. No assurances can be given that the acquisition will be completed when expected, on the terms described or at all. The forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the United States Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contribution and Purchase Agreement, dated as of November 2, 2021, among Summit Hotel OP, LP, Summit Hospitality JV, LP, NewcrestImage Holdings, LLC and NewcrestImage Holdings II, LLC.
99.1	Press release, issued November 3, 2021, announcing the entry into the Contribution and Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Dated: November 3, 2021		Christopher R. Eng Executive Vice President, General Counsel, Chief Risk Officer and Secretary